As filed with the Securities and Exchange Commission on October 27, 2005
Registration No. 333-119003

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Post-Effective Amendment No. 1 to
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Tejas Incorporated
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	6211 (Primary Standard IndustrialClassifica tion Code Number)	13-3577716 (I.R.S. Employer Identification Number)
8226 Bee Caves Road
Austin, Texas 78746
(512) 306-8222
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Kurt J. Rechner
President and Chief Operating Officer
Tejas Incorporated
8226 Bee Caves Road
Austin, Texas 78746
(512) 306-8222
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:
John R. Hempill
Morrison & Foerster LLP
1290 Avenue of the Americas
New York, New York 10104
(212) 468-8000
     Approximate Date of Commencement of Proposed Sale to Public: As soon as practicable after the effective date of this Registration Statement.
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

INTRODUCTORY NOTE
     This Post-Effective Amendment No. 1 to Form S-1 removes from this registration statement and deregisters 578,193 shares of common stock of Tejas Incorporated (the “Company”) held by John J. Gorman and 100,000 shares of common stock of the Company issuable to Mark M. Salter that have been included for registration in the Form S-1 registration statement (File No. 333-129061) filed by the Company on October 17, 2005.
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SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Austin, State of Texas, on the 27th day of October, 2005.

TEJAS INCORPORATED
By:	/s/ KURT J. RECHNER
Kurt J. Rechner,
President and Chief Operating Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ John J. Gorman* John J. Gorman	Chairman of the Board	October 27, 2005
Jared E. Abbruzzese, Sr.	Vice Chairman of the Board	October 27, 2005
/s/ Mark M. Salter* Mark M. Salter	Chief Executive Officer Principal Executive Officer	October 27, 2005
/s/ Kurt J. Rechner* Kurt J. Rechner	President and Chief Operating Officer	October 27, 2005
/s/ John F. Garber* John F. Garber	Chief Financial Officer Principal Financial Officer Principal Accounting Officer	October 27, 2005
/s/ William A. Inglehart* William A. Inglehart	Director	October 27, 2005
/s/ Charles H. Mayer* Charles H. Mayer	Director	October 27, 2005
/s/ Barry A. Williamson* Barry A. Williamson	Director	October 27, 2005
/s/ Clark N. Wilson* Clark N. Wilson	Director	October 27, 2005
Dennis G. Punches	Director	October 27, 2005

By:	*/s/ Kurt J. Richner
Kurt J. Rechner
Attorney-in-Fact

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